UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2016 (September 1, 2016)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A (this “First Amendment”) corrects information disclosed in Current Report on Form 8-K, filed on September 2, 2016 (the “Original Form 8-K”) relating to voting results from the Annual Meeting of Stockholders of Nxt-ID, Inc. (the “Company”) held on September 1, 2016 (the “Annual Meeting”). The sole purpose of this First Amendment is to disclose the correct number of shares that were present at the Company’s Annual Meeting in person or by proxy.

The disclosures contained herein do not reflect events, results or developments that have occurred since the filing of the Original Form 8-K, or modify or update those disclosures contained in the Original Form 8-K. This First Amendment should be read in conjunction with the Original Form 8-K and the Company’s other filings made with the Commission subsequent to the Original Form 8-K, including any amendments to those filings.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously disclosed in the Original Form 8-K, as of the record date for the Annual Meeting, 61,605,091 shares (the “Record Shares”) were outstanding and entitled to vote at the Company’s Annual Meeting. The Original Form 8-K incorrectly reported that 41,017,374 of the Record Shares were present at the Annual Meeting in person or by proxy, which number of Record Shares still constituted a quorum. The actual number of the Records Shares that were present at the Annual Meeting in person or by proxy was 51,585,888, thus not impacting the presence of a quorum at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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